Exhibit 99.1

FOR IMMEDIATE RELEASE

Warnaco Announces Agreement to Acquire Licensed Calvin Klein® Businesses in Europe and Asia

Agreement To Provide Warnaco with Worldwide Rights for Calvin Klein Jeans

Warnaco Also To Produce CK Calvin Klein ‘‘Bridge’’ Sportswear and Accessories in Europe
and Calvin Klein Jeans Accessories in Europe and Asia

Transaction Expected to be Accretive in 2006

NEW YORK, December 20 – The Warnaco Group, Inc. (Nasdaq: WRNC) today announced that it has agreed to acquire 100% of the shares of the companies that operate the licenses and related wholesale and retail businesses of Calvin Klein® jeans and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe from Fingen SPA, a holding company controlled by Corrado and Marcello Fratini of Florence, Italy, for €240 million ($286 million based on current exchange rates), subject to certain adjustments for working capital. Calvin Klein, Inc., the licensor of the businesses being acquired, is a minority shareholder of certain of the entities being acquired. Calvin Klein, Inc. is a wholly owned subsidiary of Phillips-Van Heusen Corporation [NYSE: PVH]. Warnaco will fund the acquisition using a combination of cash on hand and borrowings under a new committed credit facility. The acquired licenses between Warnaco and Calvin Klein, Inc. will have 40-year terms. Additionally, beginning in 2008 and continuing through December 2013, Warnaco will assume the license for Calvin Klein men’s and women’s Collection apparel and accessories worldwide from Fingen.

The transaction is expected to close in the first quarter of 2006, upon receipt of regulatory approval and satisfaction of certain other closing conditions. Warnaco anticipates that the transaction should be accretive in fiscal 2006.

‘‘This acquisition is consistent with our strategic focus on developing powerful global brands within our core competencies,’’ commented Joe Gromek, President and Chief Executive Officer of Warnaco. ‘‘Combining under one roof the worldwide Calvin Klein jeans, underwear and swimwear businesses should enable us to maximize opportunities in existing geographies and access new markets in a powerful way. With Warnaco’s existing Calvin Klein businesses and the addition of the jeans and accessories in Europe and Asia and men’s and women’s bridge sportswear licenses in Europe, Warnaco’s Calvin Klein businesses are expected to generate over $900 million in revenue beginning in 2006, and Warnaco’s international concentration will grow to approximately 38% from the current 28%.’’

‘‘We are proud that the Calvin Klein Collection business will be entrusted to Warnaco in 2008. We are committed to the global growth and development of Calvin Klein Collection, as it establishes an important umbrella for all of the Calvin Klein brands,’’ added Mr. Gromek.

The companies Warnaco will acquire are expected to generate revenue of approximately $240 million (based on current exchange rates) from the Calvin Klein jeans brand in Europe and Asia in fiscal 2005. Additionally, revenues from the spring 2006 introduction of the CK Calvin Klein bridge sportswear and accessories businesses in Europe and the acquired Calvin Klein jeans accessories businesses will be incremental.

Mr. Gromek continued, ‘‘The strong retail component of this acquisition will further enhance Warnaco’s Calvin Klein direct-to-consumer business, and the combined companies will have over 350 directly managed freestanding stores and concession ‘shop-in-shops’ worldwide, with an additional network of over 90 doors operated by third-party partners.’’

Tom Murry, President & Chief Operating Officer of Calvin Klein, Inc., stated, ‘‘We are pleased to extend our partnership with Warnaco. Warnaco has a proven track record of successfully developing and distributing Calvin Klein products, including jeans, underwear, and swimwear, and we believe Warnaco will be able to grow these newly acquired Calvin Klein businesses by leveraging its international retail and wholesale network.’’ Murry continued, ‘‘We also feel very good about Warnaco assuming our men's and women's collection apparel and accessory businesses in 2008 and are pleased that Fabio Fusco will continue at the helm. We see strategic synergies created by consolidating the businesses for collection apparel and accessories, CK Calvin Klein bridge apparel and accessories, jeans, and underwear, with one partner.’’

J.P. Morgan Securities Inc. acted as exclusive financial advisor to The Warnaco Group, Inc., in connection with this transaction. Citigroup Global Markets Inc. and JPMorgan have entered into agreements to provide financing for the transaction.

Warnaco will host a conference call Wednesday, December 21, 2005 at 9:00 a.m. Eastern Standard Time to discuss the transaction. Interested parties can access the call by dialing (800) 240-2134 or (303) 205-0066 for international callers. To listen to the live broadcast over the internet, please log on to http://www.warnaco.com, go to ‘‘Investor Info’’ and then click on the link, ‘‘Calvin Klein jeans (Europe & Asia) Acquisition Conference Call.’’ A replay of the call will be available shortly after the broadcast through midnight eastern standard time, December 28, 2005, at (800) 405-2236, or (303) 590-3000 for international callers, pass code 11049138, and will be available on the Warnaco website at the same location as the live webcast.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Lejaby®, Body Nancy Ganztm, Speedo®, Anne Cole®, Op®, Ocean Pacific®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, J. Lo by Jennifer Lopez® lingerie, Nautica® swimwear, Michael Kors® swimwear and Calvin Klein® men's and women's underwear, men's, women's, junior women's and children's jeans and women's and juniors' swimwear.

ABOUT CALVIN KLEIN, INC.

Calvin Klein, Inc. is one of the leading fashion design and marketing studios in the world. It designs and markets women's and men's designer collection apparel and a range of other products that are manufactured and marketed through an extensive network of licensing agreements and other arrangements worldwide. Brands/lifestyles include Calvin Klein Collection, ck Calvin Klein, Calvin Klein, Calvin Klein Jeans and Choice Calvin Klein. Product lines under the various Calvin Klein brands include apparel, accessories, shoes, underwear, sleepwear, hosiery, socks, swimwear, eyewear, watches, jewelry, coats, and fragrances, as well as products for the home.

ABOUT PHILLIPS-VAN HEUSEN

Phillips-Van Heusen Corporation is one of the world's largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world's largest shirt company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, Arrow, and G.H. Bass & Co., and its licensed brands Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, BCBG Max Azria, BCBG Attitude, MICHAEL Michael Kors, Sean Jean, Chaps, and Donald J. Trump Signature Collection.

FORWARD-LOOKING STATEMENTS

This press release, as well as certain other written, electronic and oral disclosure made by the Company from time to time, contains ‘‘forward-looking statements’’ within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations, both with respect to its existing businesses and the businesses it has agreed to acquire. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘project,’’ ‘‘scheduled to,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the heading ‘‘Statement Regarding Forward-Looking Disclosure,’’ as it may be modified or supplemented from time to time, in such reports), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company's markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company's ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company's dependence on a limited number of customers; the Company's dependence on the reputation of its brand names; the Company's exposure to conditions in overseas markets in connection with the Company's foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; because fiscal year 2005 is not complete, the businesses the Company has agreed to acquire not generating the level of revenues described in this press release; the Company failing to successfully integrate such businesses with its existing businesses, and as a result not achieving all or a substantial portion of the anticipated benefits of the acquisition; and such businesses being adversely affected by one or more of the factors relating to the apparel industry described above and thereby failing to achieve anticipated revenues and earnings growth.

In addition, the Company encourages investors to read the discussion of the Company's critical accounting policies under ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies’’ contained in the Company's Annual Report on Form 10-K for the year ended January 1, 2005, as such discussion may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Deborah Abraham
Director, Investor Relations
The Warnaco Group, Inc.
+1-212-287-8289

Media Inquiries:

Jennifer Rissi
Weber Shandwick
+1-212-445-8224